Exhibit 4.1

CHINA KANGHUI HOLDINGS

2010 SHARE INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this China Kanghui Holdings 2010 Share Incentive Plan (this “Plan”) of China Kanghui Holdings, a company organized under the laws of the Cayman Islands, and its successors (the “Company”), is to promote the success of the Company and to increase shareholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (b) a director of the Company or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Company or the Company’s compliance with any applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company; and “Board” means the Board of Directors of the Company.

3.	PLAN ADMINISTRATION

3.1	The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, its powers under this Plan (a) to designate officers and employees of the Company and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards, in each case within the limits established by the Board or another committee within its delegated authority. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the organizing documents of the Company or applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;
(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Company, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or share appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)	adjust the number of Ordinary Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6;

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, shares of equivalent value, or other consideration;

(k)	determine the fair market value of the Ordinary Shares or awards under this Plan from time to time and/or the manner in which such value will be determined; and

(l)	implement any procedures, steps or additional or different requirements as may be necessary to comply with any laws of the People’s Republic of China (the “PRC”) that may be applicable to this Plan, any Option or any related documents, including, but not limited to, foreign exchange laws, tax laws and securities laws of the PRC.

3.3	Binding Determinations. Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.	ORDINARY SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available. Subject to the provisions of Section 7.1, the shares that may be delivered under this Plan shall be shares of the Company’s authorized but unissued Ordinary Shares. For purposes of this Plan, “Ordinary Shares” shall mean the shares of the Company and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits. The maximum number of Ordinary Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is 4,067,169 Ordinary Shares. The maximum number of Ordinary Shares that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 4,067,169 shares. Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3	Awards Settled in Cash, Reissue of Awards and Shares. In the event that Ordinary Shares are delivered in respect of a dividend equivalent right granted under this Plan, the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limits of this Plan). To the extent that Ordinary Shares are delivered pursuant to the exercise of a share appreciation right or share option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a share appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or if so permitted under applicable laws, withheld by the Company as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or if so permitted under applicable laws, withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards.

4.4	Reservation of Shares; No Fractional Shares; Minimum Issue. The Company shall at all times reserve a number of Ordinary Shares sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of share appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Share Options. A share option is the grant of a right to purchase a specified number of Ordinary Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option granted to any Eligible Person subject to United States income tax shall be not less than 100% of the fair market value of an Ordinary Share on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of shares with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Ordinary Shares subject to ISOs under this Plan and shares subject to ISOs under all other plans of the Company or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Ordinary Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Company or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of shares of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding Ordinary Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, unless the exercise price of such option is at least 110% of the fair market value of the shares subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Share Appreciation Rights. A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Ordinary Shares, equal to the excess of the fair market value of a specified number of Ordinary Shares on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and, with respect to any Eligible Person subject to United States income tax, shall be not less than 100% of the fair market value of an Ordinary Share on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4 Other Awards. The other types of awards that may be granted under this Plan include: (a) share bonuses, restricted shares, performance shares, share units, phantom shares, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Ordinary Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Ordinary Shares and/or returns thereon; or (c) cash awards.

5.2	Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Company by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Company (other than the particular award recipient) to execute any or all award agreements on behalf of the Company. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.3	Deferrals and Settlements. Payment of awards may be in the form of cash, Ordinary Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4	Consideration for Ordinary Shares or Awards. The purchase price for any award granted under this Plan or the Ordinary Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Company, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned Ordinary Shares provided that any acquisition of Ordinary Shares by the Company shall comply with applicable laws;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. Ordinary Shares used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Company. The Administrator may take all actions necessary to alter the method of Option exercise and the exchange and transmittal of proceeds with respect to participants resident in the PRC not having permanent residence in a country other than the PRC in order to comply with applicable PRC foreign exchange and tax regulations.

5.5	Definition of Fair Market Value. For purposes of this Plan, if the Ordinary Shares are listed and actively traded on an internationally recognized securities exchange (the “Exchange”), then unless otherwise determined or provided by the Administrator in the circumstances, “fair market value” shall mean the closing price (in regular trading) for an Ordinary Share as reported on the Exchange on which the Ordinary Shares are listed for the date in question or, if no sales of Ordinary Shares were reported on the Exchange on that date, the closing price for an Ordinary Share as reported by the Exchange on which the Ordinary Shares are listed for the next preceding day on which sales of Ordinary Shares were reported. The Administrator may, however, provide with respect to one or more Awards that the fair market value shall equal the closing price (in regular trading) for an Ordinary Share as reported by the Exchange on the last day preceding the date in question or the average of high and low trading prices of an Ordinary Share as reported by the Exchange for the date in question or the most recent trading day. If the Ordinary Shares are no longer listed or actively traded on the Exchange as of the applicable date, the fair market value of the Ordinary Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.6	Transfer Restrictions.

5.6.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.6.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:

(a)	transfers to the Company (for example, in connection with the expiration or termination of the award),

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.7	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1	General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Service. Unless the express policy of the Company or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3	Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Company a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.	ADJUSTMENTS; ACCELERATION

7.1	Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, share split (including a share split in the form of a share dividend) or reverse share split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Ordinary Shares; or any exchange of Ordinary Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Ordinary Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of Ordinary Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Ordinary Shares (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2	Corporate Transactions - Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Ordinary Shares or other securities of the Company; a sale of all or substantially all the business, shares or assets of the Company; a dissolution of the Company; or any other event in which the Company does not survive (or does not survive as a public company in respect of its Ordinary Shares); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Ordinary Shares upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) subject to Section 7.4 and unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all restricted shares then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3	Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 and/or 7.4 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.4	Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall any award or payment be accelerated under this Plan to an extent or in a manner so that such award or payment, together with any other compensation and benefits provided to, or for the benefit of, the participant under any other plan or agreement of the Company or any of its Subsidiaries, would not be fully deductible by the Company or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Company or one of its Subsidiaries, or is a participant in a severance program sponsored by the Company or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), or the applicable award agreement includes such provisions, the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to the awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Company or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.	OTHER PROVISIONS

8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Ordinary Shares, and/or the payment of money under this Plan or under awards are subject to compliance with the laws of the Cayman Islands, all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Ordinary Shares, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of Ordinary Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company or one of its Subsidiaries shall have the right at its option to:

(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld (including taxes in the PRC where applicable) in connection with the delivery of Ordinary Shares under this Plan (including the sale of Ordinary Shares as may be required to comply with foreign exchange rules in the PRC for participants resident in the PRC), the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of July [16], 2010, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Shareholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7	Privileges of Share Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of share ownership as to any Ordinary Shares not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the Cayman Islands.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a)	Rule 16b-3. It is the intent of the Company that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10	Share-Based Awards in Substitution for Share Options or Awards Granted by Other Company. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee share options, SARs, restricted shares or other share-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the shares or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Ordinary Shares in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Ordinary Shares, under any other plan or authority.

8.12	No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference shares ahead of or affecting the capital shares (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

CHINA KANGHUI HOLDINGS

2010 SHARE INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (this “Option Agreement”) dated                      by and between China Kanghui Holdings, a Cayman Islands company (the “Company”), and                      (the “Grantee”) evidences the incentive stock option (the “Option”) granted by the Company to the Grantee as to the number of the Company’s shares of US$0.001 par value each (the “Ordinary Shares”) first set forth below.

Number of Ordinary Shares:[1]		Award Date:

Exercise Price per Share:[1]	$	Expiration Date:[1,2]

Vesting1,2 The Option shall become vested as to 25% of the total number of Ordinary Shares subject to the Option on the first anniversary of the Award Date. The remaining 75% of the total number of Ordinary Shares subject to the Option shall become vested in 36 substantially equal monthly installments, with the first installment vesting on the last day of the month following the month in which the first anniversary of the Award Date occurs and an additional installment vesting on the last day of each of the 35 months thereafter.

The Option is granted under the China Kanghui Holdings 2010 Performance Incentive Plan (the “Plan”) and is subject to the Terms and Conditions of Incentive Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Option is intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”). Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Grantee acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

“GRANTEE”	CHINA KANGHUI HOLDINGS a Cayman Islands Company

Signature	By:

Print Name:
Print Name
Title:

CONSENT OF SPOUSE

In consideration of the Company’s execution of this Option Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

[1]	Subject to adjustment under Section 7.1 of the Plan.
[2]	Subject to early termination under Section 4 of the Terms and Section 7.2 of the Plan.

TERMS AND CONDITIONS OF INCENTIVE STOCK OPTION

1.	Vesting; Limits on Exercise.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

•

Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•

Minimum Exercise. No fewer than 100 Ordinary Shares (subject to adjustment under Section 7.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•

ISO Value Limit. If the aggregate fair market value of the shares with respect to which ISOs (whether granted under the Option or otherwise) first become exercisable by the Grantee in any calendar year exceeds $100,000, as measured on the applicable Award Dates, the limitations of Section 5.1.2 of the Plan shall apply and to such extent the Option will be rendered a nonqualified stock option.

2.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule applicable to the Option requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Subsidiaries, confers upon the Grantee any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or service, or affects the right of the Company or any Subsidiary to increase or decrease the Grantee’s other compensation.

3.	Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Company (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•

a written notice stating the number of Ordinary Shares to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time,

•

payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Company, or (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any non-cash payment) to the extent permitted by applicable laws, in Ordinary Shares already owned by the Grantee, valued at their fair market value (as determined under the Plan) on the exercise date;

•	any written statements or agreements required pursuant to Section 8.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 8.5 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by notice and third party payment in such manner as may be authorized by the Administrator, or, subject to such procedures as the Administrator may adopt, authorize a “cashless exercise” with a third party who provides simultaneous financing for the purposes of (or who otherwise facilitates) the exercise of the Option.

The Option will qualify as an ISO only if it meets all of the applicable requirements of the Code. The Option may be rendered a nonqualified stock option if the Administrator permits the use of one or more of the non-cash payment alternatives referenced above.

4.	Early Termination of Option.

4.1 Expiration Date. Subject to earlier termination as provided below in this Section 4, the Option will terminate on the “Expiration Date” as set forth on the cover page of this Option Agreement (the “Expiration Date”).

4.2 Possible Termination of Option upon Certain Corporate Events. The Option is subject to termination in connection with certain corporate events as provided in Section 7.2 of the Plan.

4.3 Termination of Option upon a Termination of Grantee’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4.2 above, if the Grantee ceases to be employed by or ceases to provide services to the Company or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Company or a Subsidiary is referred to as the Grantee’s “Severance Date”):

•

other than as expressly provided below in this Section 4.3, (a) the Grantee will have until the date that is 3 months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

•

if the termination of the Grantee’s employment or services is the result of the Grantee’s death or Total Disability (as defined below), (a) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Grantee’s Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 12-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period;

•	if the Grantee’s employment or services are terminated by the Company or a Subsidiary for Cause (as defined below), the Option (whether vested or not) shall terminate on the Severance Date.

For purposes of the Option, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

For purposes of the Option, “Cause” means that the Grantee:

(1)	has been negligent in the discharge of his or her duties to the Company or any of its Subsidiaries, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(2)	has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company, any of its Subsidiaries or any affiliate of the Company or any of its Subsidiaries; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses);

(3)	has materially breached any of the provisions of any agreement with the Company, any of its Subsidiaries or any affiliate of the Company or any of its Subsidiaries; or

(4)	has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company, any of its Subsidiaries or any affiliate of the Company or any of its Subsidiaries; has improperly induced a vendor or customer to break or terminate any contract with the Company, any of its Subsidiaries or any affiliate of the Company or any of its Subsidiaries; or has induced a principal for whom the Company, any of its Subsidiaries or any affiliate of the Company or any of its Subsidiaries acts as agent to terminate such agency relationship.

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 4.2. The Administrator shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Option Agreement.

Notwithstanding any post-termination exercise period provided for herein or in the Plan, the Option will qualify as an ISO only if it is exercised within the applicable exercise periods for ISOs under, and meets all of the other requirements of, the Code. If the Option is not exercised within the applicable exercise periods for ISOs or does not meet such other requirements, the Option will be rendered a nonqualified stock option.

5.	Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.6 of the Plan.

6.	Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Company’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given in writing and shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) through an internationally-recognized express courier service. Any such notice shall be given only when received, but if the Grantee is no longer employed by the Company or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 6.

7.	Plan.

The Option and all rights of the Grantee under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms). The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

8.	Entire Agreement.

This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9.	Governing Law; Limited Rights; Severability.

9.1 Cayman Islands Laws; Construction. This Option Agreement shall be governed by and construed and enforced in accordance with the laws of The Cayman Islands without regard to conflict of law principles thereunder. The terms of the Option grant have resulted from the negotiations of the parties and each of the parties has had an opportunity to obtain and consult with its own counsel. The language of all parts of the Plan and this Option Agreement (including these Terms) shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

9.2 Limited Rights. The Grantee has no rights as a shareholder of the Company with respect to the Option as set forth in Section 8.7 of the Plan. The Option does not place any limit on the corporate authority of the Company as set forth in Section 8.12 of the Plan.

9.3 Severability. If the arbitrator selected in accordance with this Option Agreement or a court of competent jurisdiction determines that any portion of this Option Agreement or the Plan is in violation of any statute or public policy, then only the portions of this Option Agreement and the Plan, as applicable, which violate such statute or public policy shall be stricken, and all portions of this Option Agreement and the Plan which do not violate any public policy or statute shall continue in full force and effect. Furthermore, it is the parties’ intent that any court order striking any portion of this Option Agreement and/or the Plan should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

10.	Arbitration.

10.1 Any dispute, controversy or claim (each, a “Dispute”) arising out of, in connection with or relating to this Option Agreement, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled by arbitration.

10.2 The arbitration shall be conducted in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with the said Rule. There shall be one (1) arbitrator who shall be selected by the Hong Kong International Arbitration Centre.

10.3 The arbitration proceedings shall be conducted in English.

10.4 Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such party.

10.5 The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

10.6 When any Dispute occurs and when any Dispute is under arbitration, except for the matters in Dispute, the parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Option Agreement.

10.7 The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

10.8 Either party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitration tribunal.

11.	Effect of this Agreement.

Subject to the Company’s right to terminate the Option pursuant to Section 7.2 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.

12.	Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.	Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

CHINA KANGHUI HOLDINGS

2010 SHARE INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) dated                      by and between China Kanghui Holdings, a Cayman Islands company (the “Company”), and                      (the “Grantee”) evidences the nonqualified stock option (the “Option”) granted by the Company to the Grantee as to the number of the Company’s shares of US$0.001 par value each (the “Ordinary Shares”) first set forth below.

Number of Ordinary Shares:[1]		Award Date:

Exercise Price per Share:[1]	$	Expiration Date:[1,2]

Vesting1,2 The Option shall become vested as to 25% of the total number of Ordinary Shares subject to the Option on the first anniversary of the Award Date. The remaining 75% of the total number of Ordinary Shares subject to the Option shall become vested in 36 substantially equal monthly installments, with the first installment vesting on the last day of the month following the month in which the first anniversary of the Award Date occurs and an additional installment vesting on the last day of each of the 35 months thereafter.

The Option is granted under the China Kanghui Holdings 2010 Performance Incentive Plan (the “Plan”) and is subject to the Terms and Conditions of Nonqualified Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Grantee acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

“GRANTEE”	CHINA KANGHUI HOLDINGS a Cayman Islands Company

Signature	By:

Print Name:
Print Name
Title:

CONSENT OF SPOUSE

In consideration of the Company’s execution of this Option Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

[1]	Subject to adjustment under Section 7.1 of the Plan.
[2]	Subject to early termination under Section 4 of the Terms and Section 7.2 of the Plan.

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.	Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

•

Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•

Minimum Exercise. No fewer than 100 Ordinary Shares (subject to adjustment under Section 7.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	Nonqualified Stock Option. The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

2.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule applicable to the Option requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Subsidiaries, confers upon the Grantee any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or service, or affects the right of the Company or any Subsidiary to increase or decrease the Grantee’s other compensation.

3.	Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Company (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•

a written notice stating the number of Ordinary Shares to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time,

•

payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Company, or (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any non-cash payment) to the extent permitted by applicable laws, in Ordinary Shares already owned by the Grantee, valued at their fair market value (as determined under the Plan) on the exercise date;

•	any written statements or agreements required pursuant to Section 8.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 8.5 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by notice and third party payment in such manner as may be authorized by the Administrator, or, subject to such procedures as the Administrator may adopt, authorize a “cashless exercise” with a third party who provides simultaneous financing for the purposes of (or who otherwise facilitates) the exercise of the Option.

4.	Early Termination of Option.

4.1 Expiration Date. Subject to earlier termination as provided below in this Section 4, the Option will terminate on the “Expiration Date” set forth on the cover page of this Option Agreement (the “Expiration Date”).

4.2 Possible Termination of Option upon Certain Corporate Events. The Option is subject to termination in connection with certain corporate events as provided in Section 7.2 of the Plan.

4.3 Termination of Option upon a Termination of Grantee’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4.2 above, if the Grantee ceases to be employed by or ceases to provide services to the Company or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Company or a Subsidiary is referred to as the Grantee’s “Severance Date”):

•

other than as expressly provided below in this Section 4.3, (a) the Grantee will have until the date that is 3 months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

•

if the termination of the Grantee’s employment or services is the result of the Grantee’s death or Total Disability (as defined below), (a) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Grantee’s Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 12-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period;

•	if the Grantee’s employment or services are terminated by the Company or a Subsidiary for Cause (as defined below), the Option (whether vested or not) shall terminate on the Severance Date.

For purposes of the Option, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

For purposes of the Option, “Cause” means that the Grantee:

(1)	has been negligent in the discharge of his or her duties to the Company or any of its Subsidiaries, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(2)	has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company, any of its Subsidiaries or any affiliate of the Company or any of its Subsidiaries; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses);

(3)	has materially breached any of the provisions of any agreement with the Company, any of its Subsidiaries or any affiliate of the Company or any of its Subsidiaries; or

(4)	has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company, any of its Subsidiaries or any affiliate of the Company or any of its Subsidiaries; has improperly induced a vendor or customer to break or terminate any contract with the Company, any of its Subsidiaries or any affiliate of the Company or any of its Subsidiaries; or has induced a principal for whom the Company, any of its Subsidiaries or any affiliate of the Company or any of its Subsidiaries acts as agent to terminate such agency relationship.

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 4.2. The Administrator shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Option Agreement.

5.	Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.6 of the Plan.

6.	Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Company’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given in writing and shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) through an internationally-recognized express courier service. Any such notice shall be given only when received, but if the Grantee is no longer employed by the Company or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 6.

7.	Plan.

The Option and all rights of the Grantee under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms). The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

8.	Entire Agreement.

This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9.	Governing Law; Limited Rights; Severability.

9.1 Cayman Islands Laws; Construction. This Option Agreement shall be governed by and construed and enforced in accordance with the laws of The Cayman Islands without regard to conflict of law principles thereunder. The terms of the Option grant have resulted from the negotiations of the parties and each of the parties has had an opportunity to obtain and consult with its own counsel. The language of all parts of the Plan and this Option Agreement (including these Terms) shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

9.2 Limited Rights. The Grantee has no rights as a shareholder of the Company with respect to the Option as set forth in Section 8.7 of the Plan. The Option does not place any limit on the corporate authority of the Company as set forth in Section 8.12 of the Plan.

9.3 Severability. If the arbitrator selected in accordance with this Option Agreement or a court of competent jurisdiction determines that any portion of this Option Agreement or the Plan is in violation of any statute or public policy, then only the portions of this Option Agreement and the Plan, as applicable, which violate such statute or public policy shall be stricken, and all portions of this Option Agreement and the Plan which do not violate any public policy or statute shall continue in full force and effect. Furthermore, it is the parties’ intent that any court order striking any portion of this Option Agreement and/or the Plan should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

10.	Arbitration.

10.1 Any dispute, controversy or claim (each, a “Dispute”) arising out of, in connection with or relating to this Option Agreement, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled by arbitration.

10.2 The arbitration shall be conducted in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with the said Rule. There shall be one (1) arbitrator who shall be selected by the Hong Kong International Arbitration Centre.

10.3 The arbitration proceedings shall be conducted in English.

10.4 Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such party.

10.5 The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

10.6 When any Dispute occurs and when any Dispute is under arbitration, except for the matters in Dispute, the parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Option Agreement.

10.7 The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

10.8 Either party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitration tribunal.

11.	Effect of this Agreement.

Subject to the Company’s right to terminate the Option pursuant to Section 7.2 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.

12.	Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.	Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

CHINA KANGHUI HOLDINGS

             STOCK INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of this plan is China Kanghui Holdings Stock Incentive Plan (the “Plan”). The Plan was adopted by the Board (as hereinafter defined) on              and approved by the shareholders of the Company (as hereinafter defined) on             . The purpose of the Plan is to provide additional incentive to those officers, employees, directors, consultants and other service providers of the Company and its Subsidiaries (as hereinafter defined) whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units and Other Awards (each as hereinafter defined). From and after the consummation of a Public Offering (as hereinafter defined), the Board may determine that the Plan is intended, to the extent applicable, to satisfy the requirements of section 162(m) of the Code (as hereinafter defined) and shall be interpreted in a manner consistent with the requirements thereof.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Administrator” means the Board or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b)	“Award” means an award of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units or Other Awards under the Plan.

(c)	“Award Agreement” means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Cause” means (1) the continued failure by the Participant substantially to perform his or her duties and obligations to the Company, including without limitation repeated refusal to follow the reasonable directions of the employer, knowing violation of law in the course of performance of the duties of Participant’s employment with the Company, repeated absences from work without a reasonable excuse, and intoxication with alcohol or illegal drugs while on the Company’s premises during regular business hours (other than any such failure resulting from his or her incapacity due to physical or mental illness); (2) fraud or material dishonesty against the Company; (3) a conviction or plea of guilty for the commission of a felony or a crime involving material dishonesty; or (4) the failure to meet reasonable and preestablished performance goals. Determination of Cause shall be made by the Administrator in its sole discretion.

(f)	“Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, amalgamation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

(g)	“Change in Control” means the first to occur of any one of the events set forth in the following paragraphs, provided that a Public Offering shall not constitute a Change in Control:

(i)	any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) hereof; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of a Public Offering, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of a Public Offering or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	there is consummated a merger, consolidation or amalgamation of the Company with any other corporation other than (A) a merger, consolidation or amalgamation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (B) a merger, consolidation or amalgamation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)	the complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least a majority of the board of directors of which comprises individuals who were directors of the Company immediately prior to such sale or disposition.

(h)	“Code” means the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, or any successor thereto.

(i)	“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. From and after the consummation of a Public Offering, the composition of the Committee shall at all times consist solely of persons who are (i) “Nonemployee Directors” as defined in Rule 16b-3 issued under the Exchange Act, and (ii) unless otherwise determined by the Board, “outside directors” as defined in section 162(m) of the Code.

(j)	“Common Shares” means the common shares in the capital of the Company, par value $0.01 per share.

(k)	“Company” means China Kanghui Holdings, a Cayman Islands Company (or any successor corporation).

(l)	“Disability” means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company; (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability.

(m)	“Eligible Recipient” means an officer, director, employee, consultant, advisor or another service provider of the Company or of any Parent or Subsidiary. “Recipient” is sometimes used herein to describe an Eligible Recipient who has been granted an Award of Restricted Stock or Restricted Stock Units.

(n)	“Exchange Act” shall mean the Securities Exchange Act of 1934 of the United States of America, as amended from time to time.

(o)	“Exercise Price” means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

(p)	“Fair Market Value” as of a particular date shall mean the fair market value of a Share as determined by the Administrator in its sole discretion; provided that (i) if the Shares are admitted to trading on a national securities exchange, the fair market value of a Share shall be the closing sale price reported for such share on such exchange on the date of determination (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported), (ii) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and has been designated as a National Market System (“NMS”) security, the fair market value of a Share shall be the closing sale price reported for such share on such system on the date of determination (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported), (iii) if the Shares are admitted to quotation on the Nasdaq System but have not been designated as an NMS security, fair market value of a Share shall be the average of the highest bid and lowest asked prices of such share on such system on the date of determination (or, if no bid and ask prices were reported on that date, on the last trading date such bid and ask prices were reported) or (iv) in the absence of an established market for the Shares of the type described in (i), (ii) and (iii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(q)	“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

(r)	“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Administrator as an Incentive Stock Option.

(s)	“Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(t)	“Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

(u)	“Other Award” means an Award granted pursuant to Section 9 hereof.

(v)	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(w)	“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 hereof, to receive grants of Options or awards of Restricted Stock, Restricted Stock Units or Other Awards. A Participant who receives the grant of an Option is sometimes referred to herein as “Optionee.”

(x)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(y)	“Public Offering” means the first underwritten initial public offering of Shares by the Company.

(z)	“Qualifying Termination” means a termination of a Participant’s employment or service by the Company other than for Cause or by the Participant for Good Reason. For purposes of the Plan, “Good Reason” means any of the following acts or omissions that take place on or after the occurrence of a Change in Control: (i) a change of the Participant’s place of employment by more than fifty (50) miles; or (ii) a material reduction in the Participant’s salary or bonus opportunity.

(aa)	“Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 8 hereof.

(ab)	“Restricted Stock Units” means the right to receive in cash or Shares the Fair Market Value of the Shares granted pursuant to Section 8 hereof.

(ac)	“Shares” means Common Shares and any successor security.

(ad)	[reserved].

(ae)	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 3. Administration.

(a)	The Plan shall be administered by the Board or, at the Board’s sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

(i)	to select those Eligible Recipients who shall be Participants;

(ii)	to determine whether and to what extent Options or awards of Restricted Stock, Restricted Stock Units or Other Awards are to be granted hereunder to Participants;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iv)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or awards of Restricted Stock, Restricted Stock Units or Other Awards granted hereunder;

(vi)	to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(vii)	to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

(b)	The Administrator may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (ii) accelerate the lapse of restrictions, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Restricted Stock Unit or otherwise adjust any of the terms applicable to any such Award; provided that no action under this Section 3(b) shall adversely affect any outstanding Award without the consent of the holder thereof.

(c)	All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 4. Shares Reserved for Issuance Under the Plan.

(a)	The total number of Shares reserved and available for issuance under the Plan shall be Shares. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury shares.

(b)	To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised, or (ii) any Shares subject to any award of Restricted Stock, Restricted Stock Units or Other Awards are forfeited, such Shares shall again be available for issuance in connection with future Awards granted under the Plan. To the extent not prohibited by the listing requirements of The Nasdaq National Market (or other established stock exchange or national market system on which the Common Shares are traded) and applicable law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

(c)	From and after the date that the Plan is intended to comply with the requirements of Section 162(m) of the Code, the aggregate number of Shares with respect to which Awards may be granted to any individual Optionee during any fiscal year shall not exceed 100,000.

Section 5. Equitable Adjustments

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of shares of capital stock reserved for issuance under the Plan, (ii) the kind, number and/or option price of common shares or other property subject to outstanding Options granted under the Plan, and (iii) the kind, number and/or purchase price of common shares or other property subject to outstanding awards of Restricted Stock, Restricted Stock Units and Other Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for either (x) the cancellation of any Awards outstanding upon the consummation of the Change in Capitalization or (y) the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards, reduced, in the case of Options, by the exercise price thereof.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units or Other Awards, provided that directors of the Company or any Parent or Subsidiary who are not also employees of the Company or of any Parent or Subsidiary, and consultants or advisors to the Company or to any Parent or Subsidiary may not be granted Incentive Stock Options.

Section 7. Options.

(a)	General. Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(m) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b)	Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but, with respect to Options granted to an Optionee who is a U. S. taxpayer, shall not be less than 100% of the Fair Market Value per Share on such date (110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient is a U. S. taxpayer and owns (or is deemed to own under the Code) stock possessing more than ten percent (a “Ten Percent Owner”) of the total combined voting power of the Company or any Parent or Subsidiary of the Company).

(c)	Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than eight years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d)	Exercisability. Unless otherwise approved by the Administrator, options shall vest and become exercisable at such time and in such manner as the Administrator may determine in its sole discretion.

(e)	Early Exercise. The Administrator may provide at the time of grant or any time thereafter, in its sole discretion, that any Option shall be exercisable with respect to Shares that otherwise would not then be exercisable, provided that, in connection with such exercise, the Optionee enters into a form of Restricted Stock Award Agreement approved by the Administrator.

(f)	Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator, provided that the Administrator may, upon any Optionee’s request, determine in its sole discretion to delay such Optionee’s payment of any or all of the Exercise Price by up to twelve months and the Shares so purchased by such Optionee shall be registered as nil paid shares on the Company’s register of members and the share certificates evidencing such Shares before the Exercise Price of such Shares are fully paid. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any broker’s cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Shares or Restricted Stock already owned by the Optionee which, (x) in the case of unrestricted Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares or Restricted Stock may be authorized only at the time of grant, (iii) loans pursuant to paragraph (h) of this Section 7, (iv) any other form of consideration approved by the Administrator and permitted by applicable law or (v) any combination of the foregoing. If payment of the Exercise Price is made in whole or in part in the form of Restricted Stock, the Shares received upon the exercise of such Option shall be restricted in accordance with the original terms of the Restricted Stock award in question, except that the Administrator may direct that such restrictions shall apply only to that number of Shares equal to the number of Shares surrendered upon the exercise of such Option.

(g)	Rights as Shareholder. Except as provided in paragraph (f) of this Section 7 in case that the Administrator agrees upon the delay of payment of the Exercise Price, an Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 12 hereof and, if requested, has given the representation described in paragraph (b) of Section 13 hereof.

(h)	Loans. The Company or any Parent or Subsidiary may make loans available to Optionees for the payment of the exercise price of outstanding Options. Such loans shall (i) be evidenced by promissory notes entered into by the Optionees in favor of the Company or any Parent or Subsidiary, (ii) bear interest at the applicable interest rate as the Administrator shall determine, (iii) be subject to such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). Unless the Administrator determines otherwise, when a loan is made, Shares having an aggregate Fair Market Value at least equal to the principal amount of the loan shall be pledged by the Optionee to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its sole discretion; provided that each loan shall comply with all applicable laws, regulations and any other governmental agency having jurisdiction.

(i)	Nontransferability of Options. The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution (including, with respect to a Non-Qualified Stock Option only, by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant) and all Options shall be exercisable during the Participant’s lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee’s lifetime, the Administrator may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence to members of his or her Immediate Family, provided that no such transfer by any Participant may be made in exchange for consideration.

(j)	Termination of Employment or Service. If an Optionee’s employment with or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates for any reason other than Cause, (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date set forth in the Award Agreement, or such later date as is otherwise determined by the Administrator, but in no event shall such exercise period be less than 30 days after such termination (six months in the case of termination by reason of death or Disability), on which date they shall expire, and (ii) Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire on the date of such termination. The 30-day period described in the preceding sentence (i) shall be extended to six months from the date of such termination in the event of the Optionee’s death or Disability during such 30-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term. In the event of the termination of an Optionee’s employment for Cause, all outstanding Options granted to such Participant shall expire on the date of such termination.

(k)	Acceleration upon Change in Control. Following the occurrence of a Change in Control, each Option held by such Optionee under the Plan and outstanding at such time shall become fully and immediately exercisable.

(l)	Right of First Refusal. Unless otherwise determined by the Administrator, each Award Agreement evidencing the grant of an Option shall provide that the right of an Optionee to dispose of Shares acquired upon exercise of an Option prior to the occurrence of a Public Offering shall be conditioned upon the Company’s first being offered the opportunity to purchase such Shares itself, subject to such terms and conditions as may be set forth in the Award Agreement.

(m)	Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

Section 8. Restricted Stock and Restricted Stock Units.

(a)	General. Awards of Restricted Stock and Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock and Restricted Stock Units shall be made; the number of Shares and/or Units to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 8(d)) applicable to awards of Restricted Stock and Restricted Stock Units. The provisions of the awards of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b)	Purchase Price. The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

(c)	Awards and Certificates. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(d)	Nontransferability. The Awards of Restricted Stock and Restricted Stock Units granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Administrator in the Award Agreement (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign shares of Restricted Stock or Restricted Stock Units awarded under the Plan except by will or the laws of descent and distribution; provided that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine in its sole discretion. The Administrator may also impose such other restrictions and conditions, including the achievement of preestablished corporate performance goals, on awarded Restricted Stock and Restricted Stock Units as it deems appropriate. In no event shall the Restricted Period end with respect to a Restricted Stock Award or Restricted Stock Unit Award prior to the satisfaction by the Participant of any liability arising under Section 12 hereof. Any attempt to dispose of any Restricted Shares in contravention of any such restrictions shall be null and void and without effect.

(e)	Rights as a Shareholder. Except as provided in Section 8(c), the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine. A Participant who is awarded Restricted Stock Units shall posses no incidents of ownership with respect to the Units, provided that the Award Agreement may provide for payments in lieu of dividends to such Participant.

(f)	Termination of Employment. The rights of Participants granted Awards of Restricted Stock or Restricted Stock Units upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary for any reason during the Restricted Period shall be set forth in the Award Agreement governing such Awards. Unless the Administrator determines otherwise, the Company shall have a repurchase right with respect to Restricted Stock and Restricted Stock Units exercisable during the Restricted Period upon the voluntary or involuntary termination of the Participant’s employment or service with the Company for any reason prior to the occurrence of a Public Offering. The purchase price for Shares repurchased pursuant to the Award Agreement shall be no less than the price paid by the Participant and may be paid by cancellation of any indebtedness of the Participant to the Company. The repurchase right shall lapse at a rate determined by the Administrator.

(g)	Early Exercise Options. The Administrator shall award Restricted Stock to a Participant upon the Participant’s early exercise of an Option under Section 7(e) hereof. Unless otherwise determined by the Administrator, the lapse of restrictions with respect to such Restricted Stock shall occur on the same schedule as the Option for which the Restricted Stock was exercised.

(h)	Loans. In the sole discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in Section 7(h) of the Plan with respect to the exercise of Options.

(i)	Effect of Change in Control. Following the occurrence of a Change in Control, all outstanding Shares of Restricted Stock and all Restricted Stock Units held by such Recipient which have not theretofore vested shall immediately vest and all restrictions on such Shares shall immediately lapse.

Section 9. Other Awards.

Other forms of Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, the Common Shares may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of Shares to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

Section 10. Amendment and Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy the requirements of section 162(m), Section 422 of the Code, stock exchange rules or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 4 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

Section 11. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 12. Withholding Taxes.

Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any withholding tax requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

Section 13. General Provisions.

(a)	Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

(c)	All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(d)	Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

Section 14. Shareholder Approval; Effective Date of Plan.

(a)	The grant of any Award hereunder shall be contingent upon shareholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan.

(b)	Subject to the approval of the Plan by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, the Plan shall be effective as of (the “Effective Date”).

Section 15. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the eighth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

CHINA KANGHUI HOLDINGS INCENTIVE STOCK OPTION AGREEMENT

UNDER THE 200     STOCK INCENTIVE PLAN

THIS AGREEMENT is made as of                     , between China Kanghui Holdings, a Cayman Islands company (the “Company”), and                      (the “Optionee”).

THE PARTIES AGREE AS FOLLOWS:

1. Option Grant. The Company hereby grants to the Optionee an option (the “Option”) to purchase the number of the Company’s common shares, par value US$0.01 per share (the “Shares”), for an exercise price per share (the “Option Price”) and based upon a Grant Date, all as set forth below:

Number of Shares under option:
Option Price per Share:
Grant Date:
Vesting:

The Option will be subject to all of the terms and conditions set forth herein and in the Company’s 200     Stock Incentive Plan (the “Option Plan”), a copy of which is attached hereto and incorporated by reference.

2. Stockholder Rights. No rights or privileges of a shareholder in the Company are conferred by reason of the granting of the Option. Optionee will not become a shareholder in the Company with respect to the Shares unless and until the Option has been properly exercised pursuant to the Option Plan and this Agreement.

3. Termination. Subject to earlier termination as provided in the Option Plan, this Option will expire, unless previously exercised in full, on              ,         , which date is on or prior to the eighth anniversary of the Grant Date.

4. Terms of the Option Plan. The Optionee understands that the Option Plan includes important terms and conditions that apply to this Option. Those terms include (without limitation): important conditions to the right of the Optionee to exercise the Option; important restrictions on the ability of the Optionee to transfer the Option or to transfer Shares received upon exercise of the Option; and early termination of the Option following the occurrence of certain events, including the Optionee no longer being an employee, director, or consultant to or of the Company, its parent or its subsidiaries. The Optionee acknowledges that he or she has read the Option Plan, agrees to be bound by its terms, and makes each of the representations required to be made by the Optionee under it.

5. Miscellaneous. This Agreement (together with the Option Plan) sets forth the complete agreement of the parties concerning the subject matter hereof, superseding all prior agreements, negotiations and understandings. This Agreement will be governed by the substantive law of the State of New York, and may be executed in counterparts.

The parties hereby have entered into this Agreement as of the date set forth above.

CHINA KANGHUI HOLDINGS

By:
Title:

“Optionee”

Address:

Attachments:

(1) 200     Stock Incentive Plan